Calculation of Filing Fee Tables
F-1
Wallbox N.V.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A ordinary shares, nominal value of Euro 2.40 per share ("Class A Shares")	457(a)	10,369,681	$ 3.99	$ 41,375,027.19	0.0001381	$ 5,713.89
Fees to be Paid	2	Equity	Class A Shares	457(o)	152,286	$ 2.73	$ 416,260.21	0.0001381	$ 57.49
Fees to be Paid	3	Equity	Class A Shares underlying warrants	457(a)	3,531,696	$ 3.99	$ 14,091,467.04	0.0001381	$ 1,946.03
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 55,882,754.44		$ 7,717.41
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 7,717.41
Offering Note
[1]	(1) Represents Class A Shares to be offered and sold by the selling securityholders of an aggregate of up to 10,521,928 Class A Shares of Wallbox N.V. (the "Company") consisting of 10,369,681 Class A Shares issued to certain selling securityholders in connection with the closings on July 1, 2026, June 30, 2026, February 21, 2025, June 2, 2025 and June 17, 2025 of private placement offerings. (3) Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant's securities that become issuable by reason of any stock splits, stock dividend or similar transaction. (4) Based on the minimum issue price equal to Euro 2.40 in nominal value of each Settlement Share, converted to US dollars by reference to the exchange rate of Euro 1.00/$1.138 published by the European Central Bank on July 27, 2026.

[2]	(2) Represents 152,286 Class A Shares issued pursuant to a settlement agreement. (3) Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant's securities that become issuable by reason of any stock splits, stock dividend or similar transaction. (4) Based on the minimum issue price equal to Euro 2.40 in nominal value of each Settlement Share, converted to US dollars by reference to the exchange rate of Euro 1.00/$1.138 published by the European Central Bank on July 27, 2026.

[3]	(1) Represents Class A Shares to be offered and sold by the selling securityholders of an aggregate of up to 10,521,928 Class A Shares of Wallbox N.V. (the "Company") consisting of 10,369,681 Class A Shares issued to certain selling securityholders in connection with the closings on July 1, 2026, June 30, 2026, February 21, 2025, June 2, 2025 and June 17, 2025 of private placement offerings. (3) Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant's securities that become issuable by reason of any stock splits, stock dividend or similar transaction. (5) This estimate is made pursuant to Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the registrant's Class A Shares on July 27, 2026, as reported on the New York Stock Exchange.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date